CUSIP No.      00204C107             13G                       Page 7 of 9 Pages



                          EXHIBIT 1 TO SCHEDULE 13G
                      ----------------------------------


                              July 14, 1997
                      ----------------------------------



           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER ANDERSON &

           SHERRERD LLP, hereby agree that, unless differentiated, this

           Schedule 13G is filed on behalf of each of the parties.

            MILLER ANDERSON & SHERRERD LLP

   BY:      /s/ Donald P. Ryan
            --------------------------------------------------------------------
            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

   BY:      /s/ Bruce Bromberg
            --------------------------------------------------------------------
            Bruce Bromberg/ Morgan Stanley & Co. Incorporated